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                          GRIST MILL CO. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                 (Unaudited, in thousands except per share data)

                                            Three Months Ended    Nine Months Ended
                                             February 28 & 29,    February 28 & 29,
                                            ------------------    -----------------
                                             1997       1996       1997       1996
                                            ------     ------     ------     ------
Primary earnings per share:

Net earnings applicable to common stock     $  549     $  567     $1,621     $2,522
                                            ======     ======     ======     ======

Average number of common and common
   equivalent shares outstanding:
Average common shares outstanding            6,745      6,722      6,762      6,696
Dilutive effect of stock options                23        105         24        185
                                            ------     ------     ------     ------
                                             6,768      6,827      6,786      6,881
                                            ======     ======     ======     ======

Primary earnings per share                  $  .08     $  .08     $  .24     $  .36
                                            ======     ======     ======     ======


Fully diluted earnings per share:

Earnings for fully diluted computation      $  549     $  567     $1,621     $2,522
                                            ======     ======     ======     ======

Average number of common and common
   shares outstanding:
Average common shares outstanding            6,745      6,722      6,762      6,696
Dilutive effect of stock options                26        105         25        191
                                            ------     ------     ------     ------
                                             6,771      6,827      6,787      6,887
                                            ======     ======     ======     ======

Fully diluted earnings per share:           $  .08     $  .08     $  .24     $  .36
                                            ======     ======     ======     ======
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